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                                                                   EXHIBIT 10.19

                                MAVERICK SPRINGS
                      EXPLORATION AND DEVELOPMENT AGREEMENT



THIS AGREEMENT is made as of the 9th day of June 2003,

AMONG:

          VISTA GOLD CORPORATION, a company continued under the laws of the Yukon Territory and having its head office located at 7961 Shaffer Parkway, Suite 5, Littleton, CO 80127

          ("VISTA")

AND:

          VISTA NEVADA CORP., a corporation incorporated under the laws of the State of Nevada and having its head office located at 7961 Shaffer Parkway, Suite 5, Littleton, CO 80127

          ("VNC")

AND:

          MAVERICK SILVER INC., a corporation incorporated under the laws of the State of Nevada and having an office located at Suite 1180, 999 West Hastings Street, Vancouver, BC V6C 2W2

          ("MSI")

WHEREAS:

A. under a mining lease (the "Artemis Lease") dated October 1, 2001, as amended August 26, 2002, August 29, 2002 and September 25, 2002, between Newmont Mining Corporation ("Newmont") and Artemis Exploration Company ("Artemis"), Newmont acquired, among other things, all of Artemis' rights to certain property known as the Maverick Springs Property, located in Elko and White Pine Counties, Nevada, and the exclusive right to explore, develop and mine the Maverick Springs Property;

B. in consideration of the rights granted to Newmont under the Artemis Lease, Newmont is required to, among other things: (a) pay advance royalties of US $10,000 on signing the Artemis Lease, US $15,000 on October 1, 2002, US $50,000 on October 1, 2003 and US $100,000 on each October 1st thereafter;
     (b) pay a net

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                                      -2-

     smelter returns royalty ranging from 1.9% for gold and silver prices that are less than US $250 and US $4.50 per ounce, respectively, to 5.9% for gold and silver prices that are greater than US $550 and US $8.50 per ounce, respectively, and a net smelter returns royalty of 2.9% for all metals other than gold and silver; and (c) complete a minimum of 6,400 feet of exploration drilling in each of the first three years of the Artemis Lease;

C. under the Vista Agreement (as defined in this Agreement), Newmont and Newmont Capital Limited ("NCL") assigned all of their respective interests in the Maverick Springs Property and the Artemis Lease to VNC in consideration of:

     (a)  the payment at closing of US $250,000 in cash;

     (b) the reimbursement at closing of 2003 federal maintenance fees in the amount of US $37,300;

     (c) the issuance at closing of 141,243 shares of Vista and 141,243 warrants of Vista (with each warrant exercisable for one share of Vista for a period of two years at US $4.43 per share);

     (d) the issuance, on the first anniversary of closing, of the number of shares of Vista determined by dividing US $500,000 by the weighted average closing price of the shares of Vista on the American Stock Exchange averaged over the 10-day trading period ending on the day before the first anniversary of the closing (the "Weighted Average Price") and an equal number of share purchase warrants (with each warrant exercisable for a period of two years from the closing at a price equal to 125% of the Weighted Average Price);

     (e) the grant to Newmont of a 1 1/2% net smelter returns royalty on production from the Maverick Springs Property;

D. the Vista Agreement also provides that following the fourth anniversary of the closing of the Vista Agreement, Newmont may, on payment of 200% of expenditures, acquire a 51% interest in the Maverick Springs Property with expenditures by Vista, following the backin by Newmont, capped at US $2,000,000 until completion of a feasibility study; and

E. Vista and VNC have agreed to grant MSI, an indirect wholly owned subsidiary of Silver Standard Resources Inc., an option to acquire a 55% interest in the Maverick Springs Property, which is proportionate to the property's silver resources at the date of this Agreement, on the terms contained in this Agreement;

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NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and subject to the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1.   INTERPRETATION

1.1  In this Agreement:

     (a) "ARTEMIS ROYALTY" means the advance royalties and net smelter returns royalties on production from the Property payable to Artemis under the Artemis Lease;

     (b) "BACKIN RIGHT" means the right of Newmont to acquire a 51% interest in the Property under the Vista Agreement after October 7, 2006;

     (c) "COMMERCIAL PRODUCTION" means the operation of the Property or any part thereof as a mine but does not include milling for the purpose of testing or milling by a pilot plant. Commercial Production shall be deemed to have commenced on the first day of the month following the first 45 consecutive days during which gold and silver have been produced from the Property at an average rate not less than 70% of the initial rated capacity of the mine as provided in the Feasibility Study;

     (d) "DEVELOPMENT" has the meaning set out in Exhibit D to the Rocky Mountain Mineral Law Foundation Form 5A, Exploration, Development and Mine Operating Agreement;

     (e) "ENCUMBRANCE" means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option, royalty interest or encumbrance of any nature or kind whatsoever;

     (f) "EXPENDITURES" means all cash outlays, expenses, obligations and liabilities of whatever kind or nature, but without duplication, spent or incurred or deemed incurred hereunder in connection with the exploration and development of the Property;

     (g) "FEASIBILITY STUDY" means any feasibility study prepared in respect of the Property which becomes the basis for the decision to place the Property into commercial production;

     (h) "GOLD RESOURCES" means, at any time, the measured, indicated and inferred resources of gold, in ounces, determined in accordance with NI 43-101 at that time;

     (i)  "INTEREST" means a 55% interest in the Artemis Lease and the Property;

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     (j)  "MANAGEMENT COMMITTEE" means the management committee to be established under Article 5;

     (k) "NEWMONT ROYALTY" means the net smelter returns royalty on production from the Property payable to Newmont under the Vista Agreement;

     (l) "NI 43-101" means National Instrument 43-101 of the Canadian Securities Administrators;

     (m)  "OPTION" has the meaning set out in section 2.1;

     (n) "OPERATOR" means the party appointed as the Operator in accordance with Article 4;

     (o) "PARTICIPATING INTEREST" has the meaning set out in Exhibit D to the Rocky Mountain Mineral Law Foundation Form 5A, Exploration, Development and Mine Operating Agreement;

     (p) "PROGRAMS" the work plans and budgets for exploration and development activities conducted on the Property during the term of this Agreement and adopted pursuant to section 6.1;

     (q) "PROPERTY" means the Maverick Springs Property as described in the Vista Agreement;

     (r) "SILVER RESOURCES" means, at any time, the measured, indicated and inferred resources of silver, in ounces, determined in accordance with NI 43-101 at that time;

     (s) "SIMPLE MAJORITY" means a decision made by the Management Committee by more than 50% of the votes represented and entitled to be cast at a meeting thereof;

     (t) "SPECIAL MAJORITY" means a decision made by the Management Committee by more than 65% of the votes represented and entitled to be cast at a meeting thereof;

     (u)  "UNDERLYING ROYALTIES" means the Newmont Royalty and the Artemis
          Royalty;

     (v) "VISTA AGREEMENT" means the agreement dated October 7, 2002 among Newmont, NCL, Vista and VNC, a copy of which is attached as Schedule A; and

     (w)  "VNC/MSI JOINT VENTURE" has the meaning set out in section 3.2.

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1.2  For the purposes of this Agreement, except as otherwise expressly provided herein:

     (a) "this Agreement" means this Agreement, including the Schedule hereto, as it may from time to time be supplemented or amended;

     (b) all references in this Agreement to a designated Article, section, subsection, paragraph, or other subdivision, or to a Schedule, is to the designated Article, section, subsection, paragraph or other subdivision of or Schedule to this Agreement unless otherwise specifically stated;

     (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, clause, subclause or other subdivision or Schedule;

     (d) the singular of any term includes the plural and vice versa and the use of any term is equally applicable to any gender and where applicable to a body corporate;

     (e) the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language such as "without limitation" or "but not limited to" or other words of similar import are used with reference thereto);

     (f) except as otherwise provided, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulations;

     (g) the headings to the Articles and clauses of this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

     (h) all amounts of money which are referred to in this Agreement are expressed in lawful money of the United States of America;

     (i) any reference to a corporate entity includes and is also a reference to any corporate entity that is a successor to such entity;

     (j) the parties acknowledge that this Agreement is the product of arm's length negotiation between the parties, each having obtained its own independent legal advice, and that this Agreement shall be construed


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          neither strictly for, nor strictly against, any party irrespective of which party was responsible for drafting this Agreement; and

     (k) the representations, warranties, covenants and obligations of Vista and VNC in this Agreement shall be and be deemed to be made or incurred jointly and severally by each of them.


1.3  The following schedule is incorporated into this Agreement by reference:

     SCHEDULE                    DESCRIPTION
     ------------                ---------------------
     Schedule A                  Vista Agreement



2.       GRANT AND MAINTENANCE OF OPTION

2.1 VNC hereby grants to MSI the exclusive and irrevocable right and option (the "Option") to acquire the Interest free and clear of all Encumbrances, other than the Backin Right, Underlying Royalties and other rights retained by Newmont in the Vista Agreement.

2.2 In order to keep the right and Option granted to MSI in respect of the Property in good standing and in force and effect MSI shall be obligated to:

     (a) pay US $300,000 to VNC forthwith following acceptance for filing of this Agreement by The Toronto Stock Exchange and, if required, by the TSX Venture Exchange; and

     (b) fund all Expenditures on the Maverick Springs property up to US $1,200,000 over a period of four years commencing from October 7, 2002.

2.3 If MSI fails to make the required option payments and contribute the required Expenditures in accordance with section 2.2 within the time periods specified in section 2.2, subject to section 12.2, then MSI shall lose its Option and this Agreement and the Option shall terminate.

2.4 This Agreement represents an option and any further performance hereunder by MSI is expressly at the election of MSI.

2.5 This Agreement is subject to the terms and conditions of the Vista Agreement and the Artemis Lease.

2.6 The parties acknowledge and agree that it is the intent of this Agreement that MSI will own and control the Silver Resources of the Property and VNC will own and control the Gold Resources of the Property.


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3. EXERCISE OF OPTION

3.1 At such time as MSI has made the required option payment and funded Expenditures in accordance with section 2.2 within the time periods specified in section 2.2, then the Option shall be deemed to have been exercised by MSI without any further act.

3.2 On exercise of the Option, VNC and MSI shall form a joint venture (the "VNC/MSI Joint Venture") and enter into a joint venture agreement (the "Joint Venture Agreement") in the form of the Rocky Mountain Mineral Law Foundation Form 5A, Exploration, Development and Mine Operating Agreement, which shall provide for:

     (a) any major decisions (including, without limitation, exploration expenditures on any one program in excess of US $100,000, capital expenditures in excess of US $2,000,000, Development decision, suspension of production and closure) requiring a Special Majority vote, dilution provisions, an area of interest provision and a right of first refusal in respect of each other's interest in the Property;

     (b) the Participating Interests of MSI and VNC in the VNC/MSI Joint Venture to be equal to a 55% Participating Interest for MSI and a 45% Participating Interest for VNC;

     (c) following the formation of the VNC/MSI Joint Venture each of MSI and VNC may elect to reduce their Participating Interest in the VNC/MSI Joint Venture by giving written notice of such election to the other party. The president of each of MSI and VNC shall meet with each other at a place to be agreed upon by them or by telephone, within 15 days after the date of the later of any election notice delivered by MSI or VNC, to agree upon the respective Participating Interests of VNC and MSI in the VNC/MSI Joint Venture. In the event such persons fail to meet in such 15 day period or fail to agree upon their respective Participating Interests, MSI will be deemed to have a 55% Participating Interest in the VNC/MSI Joint Venture and VNC will be deemed to have a 45% Participating Interest in the VNC/MSI Joint Venture;

     (d) the Feasibility Study to calculate gold and silver reserves in accordance with NI 43-101;

     (e) MSI to own and control the Silver Resources of the Property (including any silver resources included in any tailings or waste rock as a result of commercial production on the Property) and for VNC to own and control the Gold Resources of the Property (including any gold resources


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          included in any tailings or waste rock as a result of commercial production on the Property);

     (f) in the event a decision is made for the Development of the Property, MSI to elect, at its sole discretion, by delivering written notice to VNC within 30 days after the decision by the management committee of the VNC/MSI Joint Venture for the Development of the Property, to increase its Participating Interest up to a maximum of 55%, by specifying in percent the amount by which it is increasing its interest (the "MSI Differential") and the aggregate amount of such increased interest in such notice, and paying to VNC an amount equal to 200 percent of the expenditures incurred by the VNC/MSI Joint Venture from the date of formation of the joint venture to the date the decision was made by the management committee of the VNC/MSI Joint Venture for the Development of the Property multiplied by the MSI Differential;

     (g) in the event a decision is made for the Development of the Property, VNC to elect, at its sole discretion, by delivering written notice to MSI within 30 days after the decision by the management committee of the VNC/MSI Joint Venture for the Development of the Property, to increase its Participating Interest up to a maximum of 45%, by specifying in percent the amount by which it is increasing its interest (the "VNC Differential") and the aggregate amount of such increased interest in such notice, and paying to MSI an amount equal to 200 percent of the expenditures incurred by the VNC/MSI Joint Venture from the date of formation of the joint venture to the date the decision was made by the management committee of the VNC/MSI Joint Venture for the Development of the Property multiplied by the VNC Differential;

     (h) VNC to elect, by delivering written notice to MSI within 30 days after the commencement of Commercial Production, to take in kind the gold production from the Property;

     (i) MSI to elect, by delivering written notice to VNC within 30 days after the commencement of Commercial Production, to take in kind the silver production from the Property;

     (j) the governing law of the agreement to be the law of the State of Nevada.

3.3  In the event Newmont exercises its Back-In Right:

     (a) the VNC/MSI Joint Venture will enter into a joint venture agreement with Newmont in accordance with section 3.5 of the Vista Agreement;

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     (b)  any payments made by Newmont in exercising the Back-In Right with respect to Maverick Springs shall be made to VNC or the VNC/MSI Joint Venture and will be distributed to the VNC/MSI Joint Venture participants on the basis of their actual contributions;

     (c) VNC may elect, by delivering written notice to the VNC/MSI Joint Venture within 30 days after the commencement of Commercial Production, to take in kind the VNC/MSI Joint Venture's share of gold production from the Property and upon receipt of such notice the VNC/MSI Joint Venture shall elect under its joint venture agreement with Newmont to take its share of production in kind;

     (d) MSI may elect, by delivering written notice to the VNC/MSI Joint Venture within 30 days after the commencement of Commercial Production, to take in kind the VNC/MSI Joint Venture's share of silver production from the Property and upon receipt of such notice the VNC/MSI Joint Venture shall elect under its joint venture agreement with Newmont to take its share of production in kind; and

     (e) the maximum US$ 2.00 million contribution, required for the completion of a bankable feasibility study under paragraph 3.5(b)(iii) of the Vista Agreement will be contributed by MSI and VNC on the basis of their Participating Interests in the VNC/MSI Joint Venture at the time the cash requests are made by Newmont.

4.   OPERATOR

4.1 VNC will be the Operator until the earlier to occur of the following events:

(a) Exercise of the Option by MSI and completion of the Joint Venture Agreement; and

(b)  VNC resigns as the Operator.

4.2 The Operator shall perform its duties hereunder in accordance with the Programs under the direction of the Management Committee and in accordance with this Agreement.

4.3 As Operator, VNC will not charge a management fee or any other fee for carrying out its duties. VNC will charge the actual time spent by VNC and Vista personnel on the Property at cost. All agreements entered into to by VNC as Operator with third parties will be charged to the project at cost.

4.4  As Operator, VNC shall:

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     (a)  propose at least, such Expenditures as are necessary to maintain the
          Vista Agreement and the Property in good standing;

     (b) propose Programs that enhance both the gold and the silver areas of the Property on an equal basis; and

     (c) propose during the term of the Option preliminary metallurgical test work to determine silver and gold recoveries for the various forms of mineralization encountered on the Property.

5.   MANAGEMENT COMMITTEE

5.1 A Management Committee shall be established on or forthwith after the execution of this Agreement. Except as herein otherwise provided, the Management Committee shall make all decisions in respect of all work or other activities carried out on the Property.

5.2 Each of VNC and MSI shall forthwith appoint one representative and one alternate representative to the Management Committee. The alternate representative may act for a party's representative in his absence.

5.3 During the term of this Agreement, the Operator shall call a Management Committee meeting at least once every quarter and, in any event, within seven days of being requested to do so by any representative.

5.4 The Operator shall give notice, specifying the time and place of, and the agenda for, the meeting to all representatives at least seven days before the time appointed for the meeting. Unless otherwise agreed to by the Management Committee, meetings of the Management Committee shall alternate between Vancouver, British Columbia and Denver, Colorado. Any or all representatives on the Management Committee may attend and vote at a meeting of the Management Committee by telephone conference call in which each representative may hear, and be heard by, the other representatives.

5.5 Notice of a meeting shall not be required if representatives of all of the parties are present and unanimously agree upon the agenda.

5.6 A quorum for any Management Committee meeting shall be present if a representative of each of VNC and MSI is present. If a quorum is present at the meeting, the Management Committee shall be competent to exercise all of the authorities, powers and discretions set out in this Agreement. The Management Committee shall not transact any business at a meeting unless a quorum is present at the commencement of the meeting. If a quorum is not present within 30 minutes following the time appointed for the commencement of the Management Committee meeting, the meeting shall be automatically re-scheduled for the same time of day and



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                                      -11-


     at the same place five business days later, and the Operator shall be under no obligation to give any party notice thereof. A quorum shall be deemed to be present at such re-scheduled meeting for all purposes under this Agreement if at least one representative is present.


5.7 The Management Committee shall decide every question submitted to it by a vote with each representative being entitled to cast that number of votes which is equal to its party's percentage interest in the Property. For the purpose of the Management Committee and voting at meetings thereof, VNC will be deemed to have a 45% interest in the Property and MSI will be deemed to have a 55% interest in the Property. Other than as is expressly set out in this Agreement to the contrary, the Management Committee shall make decisions by Simple Majority. In the event of a tied vote, the chairman shall not have a second or casting vote, provided that either party shall be entitled to refer the matter to arbitration under
     Article 17.

5.8 During the term of this Agreement, the representative, and in his absence the alternate representative, of MSI shall be the Chairman of each Management Committee meeting and the representative, and in his absence the alternate representative, of VNC shall be the Secretary of each Management Committee meeting.

5.9 The secretary of the Management Committee shall take minutes of each meeting and use his or her reasonable best efforts to circulate copies thereof to each representative within 14 days time following the termination of the meeting, and in any event no later than the time of delivery of the notice of the next following meeting of the Management Committee. Each agenda for a meeting shall include the consideration and approval of the minutes of the immediately preceding meeting of the Management Committee.

5.10 The Management Committee may make decisions by obtaining the consent in writing of the representatives of all VNC and MSI. Any decision so made shall be as valid as a decision made at a duly called and held meeting of the Management Committee.

5.11 Management Committee decisions made in accordance with this Agreement shall be binding upon all of the parties.

5.12 During the term of this Agreement, each party shall bear the expenses incurred by its representative and alternate representative in attending meetings of the Management Committee.

5.13 The Management Committee may, by agreement of the representatives of all the parties, establish such other rules of procedure, not inconsistent with this Agreement, as the Management Committee deems fit.

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                                      -12-



5.14 Notwithstanding the provisions of section 5.7, a decision as to the approval of any Program shall require the approval of the Management Committee by a Special Majority.

5.15 The Management Committee shall not approve the preparation of a feasibility study or report until Newmont elects not to exercise the Backin Right or the Backin Right expires without exercise.

6.   PROGRAMS

6.1 Following the date of this Agreement, Expenditures shall only be incurred under and pursuant to Programs prepared by the Operator and approved by the Management Committee as provided in this Article. The Operator shall not propose the preparation of a feasibility study or report until Newmont elects not to exercise the Backin Right or the Backin Right expires without exercise.

6.2 The Operator shall prepare draft Programs for consideration by the Management Committee. The initial Program shall be for the period ending December 31, 2003, a draft of which shall be provided to the Management Committee within 6o days following the execution of this Agreement. Unless otherwise agreed to by a Special Majority, each subsequent Program shall cover a calendar year and a draft of which shall be delivered to the Management Committee by no later than 30 days prior to the period to which the draft Program relates. Each draft Program shall contain a statement in reasonable detail of the proposed operations, estimates of all Expenditures to be incurred and an estimate of the time when they will be incurred and shall be accompanied by such reports and data as are reasonably necessary for each party to evaluate and assess the results from the Program for the then current year and, to the extent not previously delivered, from earlier Programs. Expenditures for each Program shall be sufficient to maintain the Vista Agreement and Property in good standing.

     MSI acknowledges that VNC commenced and completed a Program prior to the date of this Agreement to maintain the Vista Agreement in good standing and that the Expenditures incurred in respect of the Program shall be paid for by MSI, within 30 days after the date of execution of this Agreement, out of the funds to be contributed to Expenditures by MSI under subsection 2.2(b) of this Agreement.


6.3 Within 30 days of delivery of a proposed Program to the Management Committee hereunder, a meeting of the Management Committee shall be convened to review and approve such Program. If the Management Committee fails to approve any such Program, the Management Committee and the Operator shall meet to discuss and agree upon a Program. If the Management Committee and the Operator fail to agree upon a Program, the Management Committee or the Operator may refer the proposed Program to arbitration in accordance with Article 17. The arbitrator shall review and modify the proposed Program so that (a) the minimum Expenditures (but not more


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                                      -13-

     than the minimum Expenditures) required to maintain the Vista Agreement in good standing are to incurred under the Program and (b) the Expenditures to be incurred under the proposed Program enhance both the gold and the silver areas of the Property on an equal basis.

6.4 If it appears to the Operator that Expenditures will exceed those estimated under a Program, the Operator shall immediately give written notice to the Management Committee outlining the nature and extent of the additional costs and expenses (herein called "Program Overruns") and the reasons therefor. If Program Overruns are estimated to exceed by 10% those approved under the Program (herein called "Excess Program Overruns"), the notice of the Operator shall contain a notice of a meeting of the Management Committee, to be held no sooner than seven days after the date of delivery of the notice, for the purpose of considering, and if deemed advisable, approving the Excess Program Overruns. If such Excess Program Overruns are not approved by the Management Committee, the Operator shall curtail or abandon such Program.

6.5 Unitil such time as MSI has exercised the Option, MSI shall reimburse VNC for all Expenditures incurred in respect of each Program approved in accordance with section 6.3 and all Excess Program Overruns approved in accordance with section 6.4 within 30 days after receipt by MSI of a detailed invoice from VNC.

7.   TITLE

7.1 Upon the request of MSI, VNC shall assist, when required, MSI to record this Agreement with the appropriate mining recorder or other governmental authority and, upon Property interest earning, shall provide MSI with such reasonable transfers as MSI and its counsel shall require to record its due interest.

8.   RIGHT OF ENTRY

8.1 During the currency of this Agreement and prior to the exercise of the Option, MSI, its directors, officers, employees and agents and any persons duly authorized by MSI, shall have the right of access to and from the Property at all reasonable times, provided that MSI, its directors, officers, employees and agents and any persons duly authorized by MSI shall not interfere with VNC's activities on the Property and shall be at their own risk and that Vista and VNC shall not be liable for any loss, damage or injury incurred by MSI, its directors, officers, employees and agents and any persons duly authorized by MSI arising from their inspection of the Property, however caused.

9.   REPRESENTATIONS AND WARRANTIES

9.1  Vista and VNC hereby represent and warrant to MSI that:

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                                      -14-


     (a) each of Vista and VNC is duly incorporated and is a valid and subsisting company under the laws of its jurisdiction of incorporation;

     (b) the execution, delivery and performance of this Agreement and the agreements and transactions contemplated herein are within the corporate power and authority of each of Vista and VNC and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of each of Vista and VNC, enforceable in accordance with its terms, subject only to the following qualifications:

          (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy; and

          (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting the enforceability of creditors' rights;

     (c) the entering into of this Agreement does not conflict with any applicable law nor does it conflict with or result in a breach of or accelerate the performance required by any contract or other commitment to which either is a party or by which either is bound;

     (d) VNC is the legal and beneficial owner a 100% interest in the Artemis Lease, subject to the Backin Right, Underlying Royalties and other rights retained by Newmont in the Vista Agreement, and has the exclusive right to explore, develop and mine the Property;

     (e) VNC has the right to enter into this Agreement and all necessary authority to grant the Option to MSI and, on exercise of the Option, to assign to MSI the Interest in accordance with the terms and conditions of this Agreement;

     (f) Newmont and NCL have consented, under subsection 3.4(b) of the Vista Agreement, to the grant of the Option and the execution and delivery of this Agreement by Vista and VNC;

     (g) VNC has the exclusive right to receive 100% of the proceeds from the sale of minerals, metals, ores or concentrates removed from the Property, subject to the Backin Right and the Underlying Royalties and no person, firm or corporation is entitled to any royalty or other payment in the nature of rent or royalty on such materials removed from the Property, or is entitled to take such materials in kind, other than in accordance with the Backin Right and the Underlying Royalties;

     (h) other than as disclosed in this Agreement, the Property is free and clear of all Encumbrances;

     (i) Vista and VNC have advised MSI of all of the material information relating to the mineral potential of the Property of which they have knowledge.

9.2 The representations and warranties hereinbefore set out are conditions upon which MSI has relied on entering into this Agreement and shall survive the exercise of the option granted hereby, and Vista and VNC hereby indemnify and save MSI harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this Agreement.

10.  REPRESENTATIONS AND WARRANTIES OF MSI

10.1 MSI represents and warrants to Vista and VNC that:

     (a) MSI is duly incorporated and is a valid and subsisting company under the laws of its jurisdiction of incorporation;

     (b) the execution, delivery and performance of this Agreement and the agreements and transactions contemplated herein are within the corporate power and authority of MSI and have been duly authorized by all necessary corporate action and this Agreement constitutes a valid and binding obligation of MSI, enforceable in accordance with its terms, subject only to the following qualifications:

          (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy; and

          (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws generally affecting the enforceability of creditors' rights;

     (c) the entering into of this Agreement does not conflict with any applicable laws or with its charter documents, nor does it conflict with, or result in a breach of, or accelerate the performance required by any contract or other commitment to which it is a party or by which it is bound; and

     (d)  it is eligible to acquire and hold an interest in the Property.

10.2 The representations and warranties hereinbefore set out are conditions upon which Vista and VNC have relied in entering into this Agreement and shall survive the exercise of the option herein granted, and MSI hereby indemnifies and saves Vista and VNC harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by it and contained in this Agreement.


11.  COVENANTS OF VISTA AND VNC

11.1 Vista and VNC covenant and agree with MSI that until the option granted hereunder is exercised or otherwise terminates:

     (a) VNC shall fully and faithfully perform all obligations, carry out all work and do all things as may be required to maintain the Vista Agreement in good standing;

     (b) Vista and VNC, as operator, shall indemnify and hold MSI harmless from any and all liabilities, costs, damages or charges arising from the failure of Vista and VNC to comply with the covenants contained in this Agreement or the Vista Agreement or otherwise arising from operations on the Property by VNC, its servants or agents, including any environmental clean-up required or ordered pursuant to applicable laws;

     (c) VNC shall allow MSI access at all reasonable times and intervals to all factual maps, reports, assay results and other factual technical data prepared or obtained by VNC in connection with its operations on the Property;

     (d) VNC shall provide MSI with written quarterly factual progress reports and a written annual factual progress report with respect to its operations on the Property, and shall provide MSI with copies of any and all other documents prepared by VNC for filing with regulatory authorities or otherwise;

     (e) Vista and VNC, as operator, shall save MSI harmless from and against any loss, liability, claim, demand, damage, expense, injury or death arising out of or in connection with the operations or activities which were carried out on the Property prior to the date of this Agreement;

     (f) until such time as the Option is exercised or otherwise terminates, VNC will not deal, or attempt to deal, with its right, title and interest in and to the Vista Agreement, Artemis Lease and the Property in any way that would or might affect the right of MSI to become absolutely vested in a the Interest, free and clear of Encumbrances, other than the Backin Right, Underlying Royalties and other rights retained by Newmont in the Vista Agreement;

     (g) if prior to earn-in by MSI under this Agreement, Vista and VNC determine to terminate the Vista Agreement or the Artemis Lease, or any portion thereof, Vista and VNC shall as soon as possible thereafter advise MSI of their decision and assign their rights under the Vista Agreement or the Artemis Lease, as the case may be, to MSI, if so elected by MSI;

     (h) Vista and VNC shall not assign their interest in the Vista Agreement or the Artemis Lease to any party, other than MSI, without the prior written consent of MSI; and

     (i) VNC shall carry on all operations on the Property in a good and miner-like manner and in compliance with all applicable governmental regulations and restrictions.

12.  TERMINATION

12.1 This Agreement shall terminate upon MSI, not being at the time in default under any provision of this Agreement, giving five (5) days written notice to Vista and VNC of termination.

12.2 Notwithstanding paragraph 12.1, if MSI fails to make any payment or fails to do anything on or before the last day provided for such payment or performance under this Agreement, Vista and VNC may terminate this Agreement, but only if:

     (a) they shall have first given to MSI written notice of the failure containing particulars of the payment which MSI has not made or the act which MSI has not performed; and

     (b) MSI has not, within 30 days following delivery of such notice, cured such failure or commenced proceedings to cure such failure by appropriate payment or performance (MSI hereby agreeing that should it so commence to cure any failure it will prosecute the same to completion without undue delay).

     Should MSI fail to comply with the provisions of subparagraph 12.2(b), Vista and VNC may thereafter terminate this Agreement by notice in writing to MSI.

12.3 Upon termination of this Agreement, MSI forfeits any and all interest in the Property hereunder and shall cease to be liable to Vista and VNC in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed.

13. INDEPENDENT  ACTIVITIES

13.1 Except as expressly provided herein, each party shall have the free and unrestricted right to independently engage in and receive the full benefit of any and all business endeavours of any sort whatsoever, whether or not competitive with the endeavours contemplated herein without consulting the other or inviting or allowing the other to participate therein. No party shall be under any fiduciary or other duty to the other which will prevent it from engaging in or enjoying the benefits of competing endeavours within the general scope of the endeavours contemplated herein. The legal doctrines of "corporate opportunity" sometimes applied to persons engaged in a joint venture or having fiduciary status shall not apply in the case of any party as to:

     (a) any opportunity to acquire, explore and develop any mining property, interest or right presently owned by it or offered to it outside of the Property at any time; and

     (b) the erection of any mining plant, mill, smelter or refinery, whether or not such mining plant, mill, smelter or refinery treats ores or concentrates from the Property.

14.  CONFIDENTIALITY OF INFORMATION

14.1 The parties hereto shall treat all data, reports, records and other information relating to this Agreement and the Property as confidential. While this Agreement is in effect, neither party hereto shall, subject to section 14.2, without the express written consent of the other, disclose to any third party any information concerning the results of the operations hereunder nor issue any press releases concerning this Agreement or its exploration operations except:

     (a) where such disclosure is mandatory under the law or is deemed necessary by a party's counsel for the satisfaction by such party of its obligations to applicable securities regulatory bodies;

     (b) where a party is seeking the participation of a third party in the exploration, development or production of the Property, and such information is divulged under confidential circumstances.

14.2 All news releases concerning the operations to be carried out under this Agreement shall be jointly planned and co-ordinated and no party shall act unilaterally in this regard without the prior approval of the other, such approval not to be unreasonably withheld, provided that nothing herein will be taken to limit or otherwise prohibit compliance by a party with any continuous disclosure obligations it may have by law or pursuant to the rules and regulations of any stock exchange.

15.  ASSIGNMENT

15.1 None of the parties to this Agreement shall assign their interest in this Agreement, without the prior written consent of the other parties.

16.  UNAVOIDABLE  DELAYS

16.1 If any party should be delayed in or prevented from performing any of the terms, covenants or conditions of this Agreement by reason of a cause beyond the control of such party, including fires, floods, earthquakes, subsidence, ground collapse or landslides, interruptions or delays in transportation or power supplies, strikes, lockouts, wars, acts of God, government regulation or interference, including but without restricting the generality of the foregoing, forest or highway closures or any other cause beyond such party's control, then any such failure on the part of such party to so perform shall not be deemed to be a breach of this Agreement, and the time within which such party is obliged to comply with any such term, covenant or condition of this Agreement shall be extended by the total period of all such delays. In order that the provision of this article may become operative, such party shall give notice in writing to the other party, forthwith and for each new cause of delay or prevention and shall set out in such notice particulars of the cause thereof and the day upon which the same arose, and shall give like notice forthwith following the date that such cause ceased to subsist.

17.  ARBITRATION

17.1 If there is any disagreement, dispute or controversy (hereinafter collectively called a "Dispute") between the parties with respect to any matter arising under this Agreement or the construction hereof; then the Dispute shall be determined by arbitration in accordance with the following procedures:

     (a) the party on one side of the Dispute shall inform the other party by notice of the names of three impartial and independent persons who are recognized experts in the area which is the subject matter of the Dispute; and

     (b) the other party shall, within seven (7) days of receipt of the notice, inform the party on the other side of the Dispute the name of the one person that it wishes to act as the sole arbitrator.

     The arbitration shall be conducted in accordance with the Commercial Arbitration Act (British Columbia) and the decision of the arbitrator shall be made within 30 days following his being named, shall be based exclusively on the advancement of exploration work on the Property and not on the financial circumstances of the parties. The costs of arbitration shall be borne equally by the parties to the Dispute unless otherwise determined by the arbitrator in the award.

18.  NOTICES

18.1 Any notice, election, consent or other writing required or permitted to be given hereunder shall be deemed to be sufficiently given if delivered or faxed, addressed as follows:

     (a)  In the case of Vista:

          Vista Gold Corporation
          7961 Shaffer Parkway, Suite 5
          Littleton, CO 80127
          Facsimile: (720) 981 1186
          Attention: President

     (b)  In the case of VNC:

          Vista Nevada Corp.
          7961 Shaffer Parkway, Suite 5
          Littleton, CO 80127
          Facsimile: (720) 981 1186
          Attention: President

     (c)  In the case of MSI:

          Maverick Silver Inc.
          Suite 1180, 999 West Hastings Street
          Vancouver, B.C. V6C 2W2
          Facsimile: (604) 689-3847
          Attention: President

          With a copy to:

          Silver Standard Resources Inc.
          Suite 1180, 999 West Hastings Street
          Vancouver, B.C. V6C 2W2
          Facsimile: (604) 689-3847
          Attention: President

     and any such notice given aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if faxed, on the next succeeding day following the faxing thereof. Any party may from time to time by notice in writing change its address for the purpose of this section.

19.  GENERAL TERMS AND CONDITIONS

19.1 The parties hereto hereby covenant and agree that they will execute such further agreements, conveyances and assurances as may be requisite, or which counsel for the parties may deem necessary to effectually carry out the intent of this Agreement.

19.2 This Agreement shall represent the entire understanding between the parties with respect to the Property and the Vista Agreement and supersedes all prior agreements and understandings, oral or written, by and between any of the parties with respect to the subject matter hereof, including, without limitation, the letter agreement dated November 7, 2002 among Vista, VNC and Silver Standard Resources Inc. No representations or inducements have been made save as herein set forth. No changes, alterations or modifications of this Agreement shall be binding upon either party until and unless a memorandum in writing to such effect shall have been signed by all parties hereto.

19.3 This Agreement shall be governed by and interpreted in accordance with the laws in effect in British Columbia and the parties hereto attorn to the courts of British Columbia for the resolution of any disputes arising out of this Agreement.

19.4 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.

VISTA GOLD CORP.                          VISTA NEVADA CORP.
Per:                                      Per:
      /s/ Ronald J. McGregor                    /s/ Ronald J. McGregor
      -------------------------                 -------------------------
      Ronald J. McGregor                        Ronald J. McGregor
      President                                 President


MAVERICK SILVER INC.
Per:
      /s/ Robert Quartermain
      -------------------------
      Robert Quartermain
      President

                                  SCHEDULE "A"

                                 VISTA AGREEMENT

                                 FILED SEPARATELY
                                AS EXHIBIT "10.17"